Exhibit 10.1

AMENDING AGREEMENT

THIS AGREEMENT dated as of the 8th day of November, 2011

BETWEEN:

LML PAYMENT SYSTEMS INC., a corporation continued under the laws of the Yukon Territory of 1680 – 1140 West Pender Street, Vancouver, B.C., V6E 4G1

(the “Corporation”)

AND:

CRAIG THOMSON, of 4787 Amblewood Dr., Victoria, B.C., V8Y 2S2

(the “Executive”)

WHEREAS:

A.
The Corporation and the Executive are parties to an employment agreement dated February 5, 2009 (the “Original Agreement”) whereby the Corporation has retained the services of the Executive in acting as the Corporation’s President;

B.	The Compensation Committee of the Board of Directors has determined that it is in the best interests of the Corporation to:

(a)	amend Section 8.1 of the Original Agreement to increase the Executive’s annual vacation entitlement from fifteen (15) days to twenty (20) days;

(b)	amend Section 11.7 of the Original Agreement to make certain provisions the same as that of other senior executives of the Corporation;

(c)
amend Section 13.1 of the Original Agreement such that the Executive shall not engage in or become associated with any business or other endeavour that engages in any country in which the Company has significant business operations until the twelve (12) month anniversary of the date of termination.

C.	It is appropriate to amend the Original Agreement as described in recital B of this Amending Agreement, and

D.	The parties now wish to amend the Original Agreement upon the terms and conditions set out in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.	Section 8.1 of the Original Agreement is deleted in its entirety.

2.	The following new section 8.1 is added to the Original Agreement:

8.1	The Executive shall be entitled to twenty (20) days’ vacation. Vacation not taken during the applicable fiscal year may be carried over to the next following fiscal year.

3.	Section 11.7 of the Original Agreement is deleted in its entirety.

4.	The following new section 11.7 is added to the Original Agreement

11.7
In the event that the Executive’s employment terminates during the Term, the Company shall provide the Executive with the payments and benefits set forth below. The Executive acknowledges and agrees that the payments set forth in this Section 11.7 constitute adequate liquidated damages for termination of his employment during the Term.

(a)	If the Executive’s employment is terminated by the Company without Cause, or the Executive terminates his employment for Good Reason,

(i)           the Company shall pay to the Executive on or before the date of termination (the “Date of Termination”) a lump sum equal to

A.	Base Salary and accrued vacation pay through to the Date of Termination; plus

B.	Two (2) years’ current Base Salary plus two (2) times the Executive’s last Annual Bonus;

(ii)           the Company shall, consistent with past practice, reimburse the Executive pursuant to Section 6 for business expenses incurred but not paid prior to such termination of his employment;

(iii)            upon the Date of Termination all of the Executive’s granted but unexpired stock options shall vest forthwith; and

(iv)           the Company shall continue the welfare benefit plan and programs described in Section 5 above for two (2) years’ following the Date of Termination, or until the Executive replaces such plans and programs, whichever is earlier.

5.	Section 13.1 of the Original Agreement is deleted in its entirety.

6.	The following new section 13.1 is added to the Original Agreement:

13.1
During the Term and until the 12 month anniversary of the Date of Termination, if the Executive’s employment is terminated by the Company for Cause or the Executive terminates employment without Good Reason, the Executive shall not engage in or become associated with any business or other endeavour that engages in any country in which the Company has significant business operations as of the Date of Termination to a significant degree in a business that directly competes with all or any substantial part of the Company’s business of:

(a)	Electronic payment processing solutions including:

(i)	credit card, debit card, EFT, ACH, authentication, payroll;

(ii)	merchant acquiring and payment gateway;

(iii)	electronic check re-presentment (whereby returned paper checks are re-presented for payment electronically)

(iv)	mobile payments;

(v)	mobile wallet, and

(vi)	check collection;

7.
All provisions of the Original Agreement which are not amended by this Agreement remain unchanged and the amendments contemplated in sections 1 to 6  hereof taken together with all other unamended provisions of the Original Agreement form the employment agreement between the Corporation and the Executive as if such amendments formed part of the Original Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

LML PAYMENT SYSTEMS INC.

Per:      /s/ Greg A. MacRae

Authorized Signatory

CRAIG THOMSON

Signature: /s/ Craig Thomson	Witness Signature: /s/ Ryan Stewart

Print Witness Name: Ryan Stewart